UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2025

TOMI Environmental Solutions, Inc.
(Exact name of registrant as specified in its charter)

Florida	001-39574	59-1947988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8430 SPIRES WAY

FREDERICK, Maryland 21701

(Address of principal executive offices, including zip code)

(800) 525-1698

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TOMZ	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 17, 2025, TOMI Environmental Solutions, Inc. (the “Company”) received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that, for the preceding 30 consecutive business days, the closing bid price for the Company’s common stock, par value $0.01 per share (the “Common Stock”) was below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”).

The notification received has no immediate effect on the Company’s Nasdaq listing. In accordance with Nasdaq rules, the Company has been provided an initial period of 180 calendar days, or until May 18, 2026 (the “Compliance Date”), to regain compliance with the Bid Price Requirement. If, at any time before the Compliance Date, the closing bid price for the Common Stock is at least $1.00 for a minimum of 10 consecutive business days, the Staff will provide the Company written confirmation of compliance with the Bid Price Requirement.

The Company intends to monitor the closing bid price of the Common Stock and may, if appropriate, consider available options to regain compliance with the Bid Price Requirement.

On November 21, 2025, the Company received a deficiency letter from the Staff of Nasdaq notifying the Company that it was not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires the Company to maintain a minimum of $2,500,000 in stockholders' equity for continued listing on the Nasdaq Capital Market (the "Stockholders' Equity Requirement”). Pursuant to the letter, the Company has 45 calendar days from November 21, 2025, to submit a plan to regain compliance and the Company intends to submit such a plan during this period. If it accepts the plan, Nasdaq can grant an extension of up to 180 calendar days from November 21, 2025, to evidence compliance. In the event the plan is not accepted by Nasdaq, or in the event the plan is accepted and the 180-day extension period granted but the Company fails to regain compliance within such plan period, the Company would have the right to a hearing before an independent panel. The hearing request would stay any suspension or delisting action pending the conclusion of the hearing process and the expiration of any additional extension period granted by the panel following the hearing.

The Company intends to take all reasonable measures available to regain compliance under the Nasdaq Listing Rules and remain listed on Nasdaq. However, there can be no assurance that Nasdaq will grant the Company’s request for an extension or that the Company will ultimately regain compliance with all applicable requirements for continued listing.

Neither of the deficiency letters received from Nasdaq nor the Company’s noncompliance have an immediate effect on the listing or trading of the Company’s Common Stock, which will continue to trade on the Nasdaq Capital Market under the symbol “TOMZ”.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMI ENVIRONMENTAL SOLUTIONS, INC.

Date: November 21, 2025	By:	/s/ Halden S. Shane
Name: Halden S. Shane
Title: Chief Executive Officer

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